Report of Independent
Auditors


To the Shareholders and
Board of Trustees of
PaineWebber Mid Cap
Fund

In planning and
performing our audit of
the financial statements
of PaineWebber Mid
Cap Fund for the year
ended August 31, 2000,
we considered its
internal control,
including control
activities for
safeguarding securities,
to determine our
auditing procedures for
the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, and not to
provide assurance on
internal control.

The management of
PaineWebber Mid Cap
Fund is responsible for
establishing and
maintaining internal
control.  In fulfilling this
responsibility, estimates
and judgments by
management are
required to assess the
expected benefits and
related costs of control.
Generally, internal
controls that are relevant
to an audit pertain to the
entitys objective of
preparing financial
statements for external
purposes that are fairly
presented in conformity
with accounting
principles generally
accepted in the United
States.  Those internal
controls include the
safeguarding of assets
against unauthorized
acquisition, use, or
disposition.

Because of inherent
limitations in internal
control, misstatements
due to errors or fraud
may occur and not be
detected.  Also,
projections of any
evaluation of internal
control to future periods
are subject to the risk
that internal control may
become inadequate
because of changes in
conditions, or that the
degree of compliance
with the policies or
procedures may
deteriorate.

Our consideration of
internal control would
not necessarily disclose
all matters in internal
control that might be
material weaknesses
under standards
established by the
American Institute of
Certified Public
Accountants.  A
material weakness is a
condition in which the
design or operation of
one or more of the
specific internal control
components does not
reduce to a relatively
low level the risk that
errors or fraud in
amounts that would be
material in relation to
the financial statements
being audited may occur
and not be detected
within a timely period
by employees in the
normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control,
including control
activities for
safeguarding securities,
and its operation that we
consider to be material
weaknesses as defined
above at August 31,
2000.

This report is intended
solely for the
information and use of
the Board of Trustees
and management of
PaineWebber Mid Cap
Fund, and the Securities
and Exchange
Commission and is not
intended to be and
should not be used by
anyone other than these
specified parties.





	ERNST &
YOUNG LLP

October 17, 2000